Consent of Independent Auditors

     We consent to the incorporation by reference in the Registration Statement (Form S-3) pertaining to the German American Bancorp Dividend Reinvestment and Direct Share Purchase Plan of our report, dated February 16, 1998, on the consolidated financial statements of CSB Bancorp as of December 31, 1997 and for the year then ended, appearing in German American Bancorp's Annual Report on Form 10-K for the year ended December 31, 1999.

                                            Gaither Rutherford & Co., LLP

April 12, 2000
Evansville, Indiana


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